Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Relations Contact:
Jon Kasle	Todd Ernst
781-522-5110	781-522-5141

Raytheon Reports Solid First Quarter Results

•	Adjusted EPS of $1.38, up 10 percent; EPS from continuing operations of $1.06(1)

•	Adjusted operating margin of 12.5 percent, up 10 basis points; reported operating margin of 9.7 percent(1)

•	Net sales of $6.1 billion

•	As previously announced, increased annual dividend rate by 15 percent to $1.72 per share

WALTHAM, Mass., (April 28, 2011) – Raytheon Company (NYSE: RTN) announced first quarter 2011 Adjusted EPS of $1.38 per diluted share compared to $1.25 per diluted share in the first quarter 2010(1), up 10 percent.

“I am very pleased with the Company’s solid performance in the quarter, particularly given the challenging budget environment,” said William H. Swanson, Raytheon’s Chairman and CEO. “Our continued focus on cost efficiencies and program performance is reflected in the year-over-year improvements in our operating results.”

First quarter 2011 EPS from continuing operations was $1.06 compared to $1.18 in the first quarter 2010. First quarter 2011 included an unfavorable FAS/CAS Adjustment(1) of $0.16, compared to $0.07 in the first quarter 2010. In connection with the UK Border Agency (UKBA) program, first quarter 2011 also included an $80 million pretax ($56 million after-tax) or $0.16 per diluted share unfavorable adjustment. This adjustment is based on the UKBA’s decision to draw down on the previously disclosed letters of credit (UKBA LOC Adjustment) provided by Raytheon Systems Limited (RSL). The determination of the validity of the drawdown is now subject to the ongoing arbitration proceedings related to the UKBA program.

(1)

Adjusted EPS is EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS Adjustment and, from time to time, certain other items. Adjusted Operating Margin is total operating margin excluding the margin impact of the FAS/CAS Adjustment, and from time to time, certain other items. See attachment F for a discussion of the FAS/CAS Adjustment, which represents the combination of the FAS/CAS Pension Adjustment and FAS/CAS PRB Adjustment. Q1 2011 Adjusted EPS and Adjusted Operating Margin also exclude the impact of the UKBA LOC Adjustment as discussed above. Adjusted EPS and Adjusted Operating Margin are non-GAAP financial measures. See attachment F for a reconciliation of these measures and a discussion of why the Company is presenting this information.

Net sales were $6.1 billion in both the first quarter 2011 and the first quarter 2010. First quarter 2011 was affected by the duration of the continuing resolution.

First quarter 2011 operating cash flow from continuing operations of $69 million was better than expected, driven by improved cash collections. First quarter 2010 operating cash flow from continuing operations was $257 million. The year-over-year change was primarily due to a financial systems implementation at Technical Services, which impacted the timing of customer billings.

In the first quarter 2011, the Company repurchased 6.1 million shares of common stock for $312 million, as part of its previously announced share repurchase program. In addition, as announced in March 2011, the Company’s Board of Directors voted to increase the Company’s annual dividend rate by 15 percent from $1.50 to $1.72 per share, the seventh consecutive annual dividend increase.

Also as previously announced, in the first quarter 2011, the Company completed the acquisition of Applied Signal Technology, Inc., which has become part of Raytheon’s Space and Airborne Systems (SAS) business.

The Company ended the first quarter 2011 with $951 million of net debt. Net debt is defined as total debt less cash and cash equivalents.

Summary Financial Results

	1st Quarter			%
($ in millions, except per share data)	2011		2010	Change
Net sales	$6,062		$6,053	—
Income from continuing operations attributable to Raytheon Company	$383	(1)	$453	-15%
Adjusted Income(2)	$497		$480	4%
EPS from continuing operations	$1.06	(1)	$1.18	-10%
Adjusted EPS(2)	$1.38		$1.25	10%
Operating cash flow from cont. ops.	$69		$257
Workdays in fiscal reporting calendar	64		60

(1)	The impact of the UKBA LOC Adjustment reduced first quarter 2011 income from continuing operations $80 million pretax ($56 million after-tax) and EPS by $0.16 per share.
(2)

Adjusted Income is income from continuing operations attributable to Raytheon Company common stockholders excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. See attachment F for a discussion of the FAS/CAS Adjustment, which represents the combination of the FAS/CAS Pension Adjustment and FAS/CAS PRB Adjustment. Adjusted EPS is EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS Adjustment and, from time to time, certain other items. Q1 2011 Adjusted Income and Adjusted EPS also exclude the UKBA LOC Adjustment. Adjusted Income and Adjusted EPS are non-GAAP financial measures. See attachment F for a reconciliation of these measures and a discussion of why the Company is presenting this information.

Bookings and Backlog

Bookings

	1st Quarter
($ in millions)	2011	2010

Bookings	$5,103	$6,526

Backlog

	Period Ending
($ in millions)	Q1 2011	2010

Backlog	$33,705	$34,551
Funded Backlog	$21,743	$22,632

The Company reported bookings for the first quarter 2011 of $5.1 billion compared to $6.5 billion in the first quarter 2010.

Outlook

2011 Financial Outlook

	Current	Prior (1/27/11)
Net Sales ($B)	25.5 - 26.3	25.5 - 26.3
FAS/CAS Adjustment ($M)(1)	(365)*	(367)
Interest Expense, Net ($M)	(155) - (165)	(155) - (165)
Diluted Shares (M)	353 - 359	353 - 359
Effective Tax Rate	~30.5%	~30.5%
EPS from Continuing Operations	$4.67 - $4.82*	$4.83 - $4.98
Adjusted EPS(2)	$5.50 - $5.65	$5.50 - $5.65
Operating Cash Flow from Cont. Ops. ($B)	2.0 - 2.2	2.0 - 2.2
ROIC (%)(1)	13.1 - 13.6*	13.4 - 13.9

*	Denotes change from prior guidance.
(1)

As previously reported in the Company’s 2010 Form 10-K, beginning in 2011, the Company began treating for management reporting purposes the FAS/CAS PRB Adjustment consistent with the FAS/CAS Pension Adjustment. See attachment F for a discussion of the FAS/CAS Adjustment, which represents the combination of the FAS/CAS Pension Adjustment and the FAS/CAS PRB Adjustment. This change is now reflected in the current 2011 outlook for the FAS/CAS Adjustment & ROIC. ROIC is a non-GAAP financial measure. See attachment G for more information on the definition of ROIC and the Company’s use of ROIC.

(2)

Adjusted EPS is EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS Adjustment and, from time to time, certain other items. In addition to the FAS/CAS Adjustment, Q1 2011 Adjusted EPS excludes the impact of the UKBA LOC Adjustment. Adjusted EPS is a non-GAAP financial measure. See attachment F for a reconciliation of this measure and a discussion of why the Company is presenting this information.

The Company has reaffirmed 2011 full-year guidance for net sales, Adjusted EPS, and operating cash flow from continuing operations and has updated guidance for full-year 2011 EPS from continuing operations to reflect the impact of the UKBA LOC Adjustment. Charts containing additional information on the Company’s 2011 outlook are available on the Company’s website at www.raytheon.com/ir.

Segment Results

Integrated Defense Systems

	1st Quarter		%
($ in millions)	2011	2010	Change

Net Sales	$1,219	$1,336	-9%
Operating Income	$193	$208	-7%
Operating Margin	15.8%	15.6%

Integrated Defense Systems (IDS) had first quarter 2011 net sales of $1,219 million compared to $1,336 million in the first quarter 2010. As expected, the change in net sales was primarily due to lower sales on a U.S. Navy program. IDS recorded $193 million of operating income compared to $208 million in the first quarter 2010, driven by the change in volume.

During the quarter, IDS booked $131 million to provide engineering services support for a Patriot air and missile defense program for U.S. and international customers. IDS also booked $107 million for development on the competitively awarded Space Fence program for the U.S. Air Force.

Intelligence and Information Systems

	1st Quarter		%
($ in millions)	2011	2010	Change

Net Sales	$750	$730	3%
Operating Income	$(28)	$48	NM
Operating Margin	-3.7%	6.6%

Intelligence and Information Systems (IIS) had first quarter 2011 net sales of $750 million compared to $730 million in the first quarter 2010. The increase in net sales was primarily due to higher sales on Global Positioning System Operational Control Segment (GPS-OCX). IIS operating income in the first quarter 2011 was reduced by $80 million or a 10.6 percent margin impact due to the UKBA LOC Adjustment.

During the quarter, IIS booked $347 million for the development of the Joint Polar Satellite System (JPSS) for NASA. IIS also booked $326 million on a number of classified contracts.

Missile Systems

	1st Quarter		%
($ in millions)	2011	2010	Change

Net Sales	$1,329	$1,361	-2%
Operating Income	$155	$157	-1%
Operating Margin	11.7%	11.5%

Missile Systems (MS) had first quarter 2011 net sales of $1,329 million compared to $1,361 million in the first quarter 2010. The change in net sales was primarily due to lower sales on Standard Missile-2 (SM-2). MS recorded $155 million of operating income compared to $157 million in the first quarter 2010.

During the quarter, MS booked $375 million for the development and production of Standard Missile-3 (SM-3) for the Missile Defense Agency. MS also booked $177 million for the production of Excalibur for the U.S. Army and an international customer.

Network Centric Systems

	1st Quarter		%
($ in millions)	2011	2010	Change

Net Sales	$1,121	$1,176	-5%
Operating Income	$160	$163	-2%
Operating Margin	14.3%	13.9%

Network Centric Systems (NCS) had first quarter 2011 net sales of $1,121 million compared to $1,176 million in the first quarter 2010. The change in net sales was primarily due to lower sales on a U.S. Army sensor program. NCS recorded $160 million of operating income compared to $163 million in the first quarter 2010.

During the quarter, NCS booked $69 million for the Thermal Weapon Sight (TWS) program for the U.S. Army and $64 million for Enhanced Position Location Reporting System (EPLRS) and MicroLight® radios from the Australian Defence Materiel Organisation (DMO).

Space and Airborne Systems

	1st Quarter		%
($ in millions)	2011	2010	Change

Net Sales	$1,265	$1,095	16%
Operating Income	$156	$156	—
Operating Margin	12.3%	14.2%

Space and Airborne Systems (SAS) had first quarter 2011 net sales of $1,265 million, up 16 percent compared to $1,095 million in the first quarter 2010, primarily due to growth on classified business and an international airborne tactical radar program. SAS recorded $156 million of operating income in both the first quarter 2011 and the first quarter 2010. First quarter 2011 operating income included $13 million of acquisition-related costs for Applied Signal Technology, Inc.

During the quarter, SAS booked $782 million on an international program. SAS also booked $150 million on a number of classified contracts.

Technical Services

	1st Quarter		%
($ in millions)	2011	2010	Change

Net Sales	$799	$801	—
Operating Income	$81	$67	21%
Operating Margin	10.1%	8.4%

Technical Services (TS) had first quarter 2011 net sales of $799 million compared to $801 million in the first quarter 2010. TS recorded operating income of $81 million in the first quarter 2011 compared to $67 million in the first quarter 2010, primarily due to operational improvements.

During the quarter, TS booked $87 million on domestic training programs and $63 million on foreign training programs in support of Warfighter FOCUS activities. TS also booked $150 million to provide operational and logistics support to the National Science Foundation (NSF) Office of Polar Programs.

Raytheon Company (NYSE: RTN), with 2010 sales of $25 billion, is a technology and innovation leader specializing in defense, homeland security and other government markets throughout the world. With a history of innovation spanning 89 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems, as well as a broad range of mission support services. With headquarters in Waltham, Mass., Raytheon employs 72,000 people worldwide.

Conference Call on the First Quarter 2011 Financial Results

Raytheon’s financial results conference call will be held on Thursday, April 28, 2011 at 9 a.m. ET. Participants will include William H. Swanson, Chairman and CEO; David C. Wajsgras, senior vice president and CFO; and other Company executives.

The dial-in number for the conference call will be (877) 415-3182 in the U.S. or (857) 244-7325 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com/ir. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.

Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

Disclosure Regarding Forward-looking Statements

This release and the attachments contain forward-looking statements, including information regarding the Company’s financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company’s current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the Company’s dependence on the U.S. Government for a significant portion of its business and the risks associated with U.S. Government sales, including changes or shifts in defense spending, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the resolution of program terminations; the ability to procure new contracts; the risks of conducting business in foreign countries; the ability to comply with extensive governmental regulation, including import and export policies, the Foreign Corrupt Practices Act, the International Traffic in Arms Regulations, and procurement and other regulations; the impact of competition; the ability to develop products and technologies; the impact of changes in the financial markets and global economic conditions; the risk that actual pension returns, discount rates or other actuarial assumptions are significantly different than the Company’s assumptions; the risk of cost overruns, particularly for the Company’s fixed-price contracts; dependence on component availability, subcontractor performance and key suppliers; risks of a negative government audit; the use of accounting estimates in the Company’s financial statements; risks associated with acquisitions, dispositions, joint ventures and other business arrangements; risks of an impairment of goodwill or other intangible assets; the outcome of contingencies and litigation matters, including government investigations; the ability to recruit and retain qualified personnel; the impact of potential security threats and other disruptions; and other factors as may be detailed from time to time in the Company’s public announcements and Securities and Exchange Commission filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date. This release and the attachments also contain non-GAAP financial measures. A GAAP reconciliation and a discussion of the Company’s use of these measures are included in this release or the attachments.

# # #

Attachment A

Raytheon Company

Preliminary Statement of Operations Information

First Quarter 2011

(In millions, except per share amounts)	Three Months Ended
	03-Apr-11	28-Mar-10

Net sales	$6,062	$6,053

Operating expenses
Cost of sales	4,904	4,784
Administrative and selling expenses	428	408
Research and development expenses	139	152

Total operating expenses	5,471	5,344

Operating income	591	709

Interest expense	43	32
Interest income	(5)	(3)
Other (income) expense	—	(1)

Non-operating (income) expense, net	38	28

Income from continuing operations before taxes	553	681

Federal and foreign income taxes	165	220

Income from continuing operations	388	461

Income (loss) from discontinued operations, net of tax	1	(8)

Net income	389	453

Less: Net income (loss) attributable to noncontrolling interests in subsidiaries	5	8

Net income attributable to Raytheon Company	$384	$445

Basic earnings (loss) per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$1.07	$1.20
Income (loss) from discontinued operations, net of tax	—	(0.02)
Net income	1.07	1.18

Diluted earnings (loss) per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$1.06	$1.18
Income (loss) from discontinued operations, net of tax	—	(0.02)
Net income	1.06	1.16

Amounts attributable to Raytheon Company common stockholders:
Income from continuing operations	$383	$453
Income (loss) from discontinued operations, net of tax	1	(8)

Net income	$384	$445

Average shares outstanding
Basic	357.4	377.6
Diluted	360.8	384.4

Attachment B

Raytheon Company

Preliminary Segment Information*

First Quarter 2011

(In millions, except percentages)	Net Sales Three Months Ended		Operating Income Three Months Ended		Operating Income As a Percent of Net Sales Three Months Ended
	03-Apr-11	28-Mar-10	03-Apr-11	28-Mar-10	03-Apr-11	28-Mar-10

Integrated Defense Systems	$1,219	$1,336	$193	$208	15.8%	15.6%
Intelligence and Information Systems	750	730	(28)	48	-3.7%	6.6%
Missile Systems	1,329	1,361	155	157	11.7%	11.5%
Network Centric Systems	1,121	1,176	160	163	14.3%	13.9%
Space and Airborne Systems	1,265	1,095	156	156	12.3%	14.2%
Technical Services	799	801	81	67	10.1%	8.4%
FAS/CAS Adjustment	—	—	(89)	(42)
Corporate and Eliminations	(421)	(446)	(37)	(48)

Total	$6,062	$6,053	$591	$709	9.7%	11.7%

*	This Preliminary Segment Information was prepared on the same basis as our annual consolidated financial statements, except for the change in treatment for management reporting purposes the amounts related to the FAS/CAS postretirement benefit adjustment (FAS/CAS PRB Adjustment). This change became effective on January 1, 2011.

Attachment B

Raytheon Company

Pro Forma Segment Information *

Quarters 2010 and Full Years 2010, 2009 and 2008

	Operating Income Three Months Ended				Operating Income Twelve Months Ended
	28-Mar-10	27-Jun-10	26-Sep-10	31-Dec-10	31-Dec-10	31-Dec-09	31-Dec-08

Integrated Defense Systems	$208	$218	$206	$238	$870	$847	$856
Intelligence and Information Systems	48	(330)	58	67	(157)	252	245
Missile Systems	157	162	161	170	650	599	578
Network Centric Systems	163	164	169	196	692	663	563
Space and Airborne Systems	156	169	188	163	676	635	555
Technical Services	67	71	77	82	297	212	171
FAS/CAS Adjustment	(42)	(44)	(52)	(49)	(187)	80	(65)
Corporate and Eliminations	(48)	(65)	(58)	(63)	(234)	(246)	(283)

Total	$709	$345	$749	$804	$2,607	$3,042	$2,620

	Operating Income as a Percentage of Sales Three Months Ended				Operating Income As a Percent of Sales Twelve Months Ended
	28-Mar-10	27-Jun-10	26-Sep-10	31-Dec-10	31-Dec-10	31-Dec-09	31-Dec-08

Integrated Defense Systems	15.6%	16.1%	15.6%	16.3%	15.9%	15.3%	16.6%
Intelligence and Information Systems	6.6%	-69.9%	7.9%	8.2%	-5.7%	7.9%	7.8%
Missile Systems	11.5%	11.4%	11.6%	10.9%	11.3%	10.8%	10.7%
Network Centric Systems	13.9%	13.6%	13.8%	15.0%	14.1%	13.7%	12.5%
Space and Airborne Systems	14.2%	14.1%	15.2%	12.5%	14.0%	13.9%	13.0%
Technical Services	8.4%	8.5%	8.8%	8.5%	8.6%	6.7%	6.6%
FAS/CAS Adjustment
Corporate and Eliminations

Total	11.7%	5.8%	11.9%	11.7%	10.4%	12.2%	11.3%

*	As previously reported in the Company’s 2010 Annual Report on Form 10-K, beginning in 2011, in order to more clearly show each business’ underlying operational performance, we began treating for management reporting purposes the difference between our postretirement benefits (PRB) expense or income under FAS and our PRB expense under CAS (FAS/CAS PRB Adjustment) consistent with the FAS/CAS Pension Adjustment. Accordingly, we changed our segment presentation to exclude from each business segment the amounts related to the FAS/CAS PRB Adjustment and present the FAS/CAS Adjustment as shown above, which represents the combination of the FAS/CAS Pension Adjustment and FAS/CAS PRB Adjustment, as a separate line in our segment results. This Pro Forma Segment information has been prepared to reflect this change.

Attachment C

Raytheon Company

Other Preliminary Information

First Quarter 2011

(In millions)	Funded Backlog		Total Backlog
	03-Apr-11	31-Dec-10	03-Apr-11	31-Dec-10

Integrated Defense Systems	$6,259	$6,433	$7,993	$8,473
Intelligence and Information Systems	789	725	4,389	4,319
Missile Systems	5,964	6,385	7,717	8,212
Network Centric Systems	3,650	3,740	4,729	4,912
Space and Airborne Systems	3,332	3,266	6,322	5,981
Technical Services	1,749	2,083	2,555	2,654

Total	$21,743	$22,632	$33,705	$34,551

			Bookings Three Months Ended
			03-Apr-11	28-Mar-10

Total Bookings			$5,103	$6,526

Attachment D

Raytheon Company

Preliminary Balance Sheet Information

First Quarter 2011

(In millions)
	03-Apr-11	31-Dec-10
Assets
Cash and cash equivalents	$2,660	$3,638
Contracts in process, net	4,933	4,414
Inventories	422	363
Deferred taxes	287	266
Prepaid expenses and other current assets	242	141

Total current assets	8,544	8,822

Property, plant and equipment, net	1,997	2,003
Deferred taxes	130	106
Goodwill	12,435	12,045
Other assets, net	1,468	1,446

Total assets	$24,574	$24,422

Liabilities and Equity
Current liabilities
Advance payments and billings in excess of costs incurred	$2,104	$2,201
Accounts payable	1,322	1,538
Accrued employee compensation	829	901
Other accrued expenses	1,505	1,320

Total current liabilities	5,760	5,960

Accrued retiree benefits and other long-term liabilities	4,892	4,815
Deferred taxes	258	147
Long-term debt	3,611	3,610

Equity
Raytheon Company stockholders’ equity
Common stock	4	4
Additional paid-in capital	11,448	11,406
Accumulated other comprehensive loss	(4,965)	(5,146)
Treasury stock, at cost	(7,195)	(6,900)
Retained earnings	10,620	10,390

Total Raytheon Company stockholders’ equity	9,912	9,754
Noncontrolling interests in subsidiaries	141	136

Total equity	10,053	9,890

Total liabilities and equity	$24,574	$24,422

Attachment E

Raytheon Company

Preliminary Cash Flow Information

First Quarter 2011

(In millions)	Three Months Ended
	03-Apr-11	28-Mar-10

Net income (loss)	$389	$453
(Income) loss from discontinued operations, net of tax	(1)	8

Income (loss) from continuing operations	388	461

Depreciation	77	74
Amortization	29	29
Working capital (excluding pension and taxes)*	(984)	(677)
Other	559	370

Net operating cash flow	69	257

Discontinued operations	(54)	2
Capital spending	(50)	(45)
Internal use software spending	(26)	(14)
Acquisitions	(500)	(12)
Dividends	(135)	(117)
Repurchases of common stock	(312)	(300)
Warrants exercised	13	163
Other	17	37

Total cash flow	(978)	(29)

*	Working capital (excluding pension and taxes) is a summation of changes in: contracts in process and advance payments and billings in excess of costs incurred, inventories, prepaid expenses and other current assets, accounts payable, accrued employee compensation, and other accrued expenses from the Statements of Cash Flows.

Attachment F

Raytheon Company

Non-GAAP Financial Measures - Adjusted EPS, Adjusted Income and Adjusted Operating Margin*

First Quarter 2011

Adjusted EPS Non-GAAP Reconciliation

(In millions, except per share amounts)	2011 Guidance
First Quarter	Low end of range	High end of range
2011	2010
Diluted earnings per share from continuing operations attributable to Raytheon Company common stockholders	$1.06	$1.18	$4.67	$4.82
Per share impact of the FAS/CAS Adjustment (A)	0.16	0.07	0.66	0.67
Per share impact of the UKBA LOC Adjustment (B)	0.16	—	0.16	0.16

Adjusted EPS (3), (4)	$1.38	$1.25	$5.50	$5.65

(A)	FAS/CAS Adjustment	$89	$42	$365	$365
Tax effect (1)	(31)	(15)	(128)	(128)

After-tax impact	58	27	237	237
Diluted Shares	360.8	384.4	359.0	353.0

Per share impact	$0.16	$0.07	$0.66	$0.67

(B)	UKBA LOC Adjustment	$80	$—	$80	$80
Tax effect (2)	(24)	—	(22)	(22)

After-tax impact	56	—	58	58
Diluted Shares	360.8	—	359.0	353.0

Per share impact	$0.16	$—	$0.16	$0.16

Adjusted Income Non-GAAP Reconciliation

(In millions)
First Quarter
2011	2010
Income from continuing operations attributable to Raytheon Company common stockholders	$383	$453
FAS/CAS Adjustment	58	27
UKBA LOC Adjustment	56	—

Adjusted Income (3), (5)	$497	$480

Adjusted Operating Margin Non-GAAP Reconciliation
2011 Guidance
First Quarter	Low end of range	High end of range
2011	2010
Operating Margin	9.7%	11.7%	10.3%	10.5%
Impact of the FAS/CAS Adjustment	1.5%	0.7%	1.4%	1.4%
Impact of the UKBA LOC Adjustment	1.3%	—%	0.3%	0.3%

Adjusted Operating Margin (3), (6)	12.5%	12.4%	12.0%	12.2%

*	As previously reported in the Company’s 2010 Annual Report on Form 10-K, beginning in 2011, in order to more clearly show each business’ underlying operational performance, we began treating for management reporting purposes the difference between our postretirement benefits (PRB) expense or income under FAS and our PRB expense under CAS (FAS/CAS PRB Adjustment) consistent with the FAS/CAS Pension Adjustment. The FAS/CAS Adjustment, as shown above, represents the combination of the FAS/CAS Pension Adjustment and FAS/CAS PRB Adjustment. This Preliminary Non-GAAP financial measures information has been prepared to reflect this change.
(1)	Tax effected at 35% federal statutory tax rate.
(2)	Tax effected at approximately 30% blended global tax rate. Guidance tax effected at 27%.
(3)	These amounts are not measures of financial performance under U.S. generally accepted accounting principles (GAAP). They should be considered supplemental to and not a substitute for financial performance in accordance with GAAP and may not be defined and calculated by other companies in the same manner. These amounts exclude the FAS/CAS Adjustment and, from time to time, certain other items. We are providing these measures because management uses them for the purposes of evaluating and forecasting the Company’s financial performance and believes that they provide additional insights into the Company’s underlying business performance. We also believe that they allow investors to benefit from being able to assess our operating performance in the context of how our principal customer, the U.S. Government, allows us to recover pension and PRB costs and to better compare our operating performance to others in the industry on that same basis. Amounts may not recalculate directly due to rounding.
(4)	Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS Adjustment and, from time to time, certain other items. In addition to the FAS/CAS Adjustment, first quarter 2011 Adjusted EPS also excludes the impact of the UKBA LOC Adjustment. This adjustment is based on the UKBA’s decision to draw down on the previously disclosed letters of credit provided by Raytheon Systems Limited (RSL). The determination of the validity of the drawdown is now a subject of the ongoing arbitration proceedings related to the UK Border Agency program.
(5)	Adjusted Income is income from continuing operations attributable to Raytheon Company common stockholders excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. In addition to the FAS/CAS Adjustment, first quarter 2011 Adjusted Income also excludes the after-tax impact of the UKBA LOC Adjustment, as described above.
(6)	Adjusted Operating Margin is defined as total operating margin excluding the margin impact of the FAS/CAS Adjustment and, from time to time, certain other items. In addition to the FAS/CAS Adjustment, first quarter 2011 Adjusted Operating Margin also excludes the impact of the UKBA LOC Adjustment, as described above.

Attachment F

Raytheon Company

Pro Forma Non-GAAP Financial Measures - Adjusted EPS, Adjusted Income and Adjusted Operating Margin * (Page 1 of 2)

Quarters 2010 and Full Years 2010 and 2009

Adjusted EPS Non-GAAP Reconciliation

(In millions, except per share amounts)		Three Months Ended				Full Year
		28-Mar-10	27-Jun-10	26-Sep-10	31-Dec-10	2010	2009	2008
Diluted earnings per share from continuing operations attributable to Raytheon Company common stockholders		$1.18	$0.56	$1.71	$1.37	$4.79	$4.89	$3.93
Per share impact of the FAS/CAS Adjustment (A)		0.07	0.08	0.09	0.09	0.32	(0.13)	0.10
Per share impact of United Kingdom (UK) Border Agency program adjustment (B)		—	0.71	—	—	0.75	—	—
Per share impact of the favorable tax settlement (C)		—	—	(0.45)	—	(0.45)	—	—
Per share impact of the early debt retirement make-whole provision (D)		—	—	—	0.13	0.13	0.04	—
Per share impact of the acceleration of deferred gains related to terminated interest rate swaps on retired debt (E)		—	—	—	(0.03)	(0.03)	(0.01)	—
Per share impact of the unfavorable impact of pension returns on existing contracts (F)		—	—	—	—	—	—	0.11

Adjusted EPS (3), (4)		$1.25	$1.34	$1.35	$1.55	$5.51	$4.79	$4.13

(A)	FAS/CAS Adjustment	$42	$44	$52	$49	$187	$(80)	$65
	Tax effect (1)	(15)	(15)	(18)	(17)	(65)	28	(23)

	After-tax impact	27	29	34	32	122	(52)	42
	Diluted Shares	384.4	383.1	374.5	366.0	377.0	395.7	426.5

	Per share impact	$0.07	$0.08	$0.09	$0.09	$0.32	$(0.13)	$0.10

(B)	UK Border Agency program adjustment	$—	$395	$—	$—	$395	$—	$—
	Tax effect (2)	—	(121)	—	—	(111)	—	—

	After-tax adjustment	—	274	—	—	284	—	—
	Diluted Shares	—	383.1	—	—	377.0	—	—

	Per share impact	$—	$0.71	$—	$—	$0.75	$—	$—

(C)	Favorable tax settlement	$—	$—	$(170)	$—	(170)	$—	$—
	Diluted Shares	—	—	374.5	—	377.0	—	—

	Per share impact	$—	$—	$(0.45)	$—	$(0.45)	$—	$—

(D)	Early debt retirement make-whole provision	$—	$—	$—	$73	$73	$22	$—
	Tax effect (1)	—	—	—	(26)	(26)	(8)	—

	After-tax impact	—	—	—	47	47	14	—
	Diluted Shares	—	—	—	366.0	377.0	395.7	—

	Per share impact	$—	$—	$—	$0.13	$0.13	$0.04	$—

(E)	Acceleration of deferred gains related to terminated interest rate swaps on retired debt	$—	$—	$—	$(15)	$(15)	$(6)	$—
	Tax effect (1)	—	—	—	5	5	2	—

	After-tax impact	—	—	—	(10)	(10)	(4)	—
	Diluted Shares	—	—	—	366.0	377.0	395.7	—

	Per share impact	$—	$—	$—	$(0.03)	$(0.03)	$(0.01)	$—

(F)	Unfavorable impact of pension returns on existing contracts	$—	$—	$—	$—	$—	$—	$69
	Tax effect (1)	—	—	—	—	—	—	(24)

	After-tax impact	—	—	—	—	—	—	45
	Diluted Shares	—	—	—	—	—	—	426.5

	Per share impact	$—	$—	$—	$—	$—	$—	$0.11

*	As previously reported in the Company’s 2010 Annual Report on Form 10-K, beginning in 2011, in order to more clearly show each business’ underlying operational performance, we began treating for management reporting purposes the difference between our postretirement benefits (PRB) expense or income under FAS and our PRB expense under CAS (FAS/CAS PRB Adjustment) consistent with the FAS/CAS Pension Adjustment. The FAS/CAS Adjustment, as shown above, represents the combination of the FAS/CAS Pension Adjustment and FAS/CAS PRB Adjustment. This Pro Forma Non-GAAP financial measures information has been prepared to reflect this change.
(1)	Tax effected at 35% federal statutory tax rate.
(2)	Tax effected at 30.6% blended global rate in Q2 and the UK statutory rate of 28% for full year 2010.
(3)	These amounts are not measures of financial performance under U.S. generally accepted accounting principles (GAAP). They should be considered supplemental to and not a substitute for financial performance in accordance with GAAP and may not be defined and calculated by other companies in the same manner. These amounts exclude the FAS/CAS Adjustment and, from time to time, certain other items. We are providing these measures because management uses them for the purposes of evaluating and forecasting the Company’s financial performance and believes that they provide additional insights into the Company’s underlying business performance. We also believe that they allow investors to benefit from being able to assess our operating performance in the context of how our principal customer, the U.S. Government, allows us to recover pension costs and to better compare our operating performance to others in the industry on that same basis. Amounts may not recalculate directly due to rounding.
(4)	Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS Adjustment and, from time to time, certain other previously disclosed items as set forth above in the reconciliation.

Attachment F

Raytheon Company

Pro Forma Non-GAAP Financial Measures - Adjusted EPS, Adjusted Income and Adjusted Operating Margin * (Page 2 of 2)

Quarters 2010 and Full Years 2010 and 2009

Adjusted Income Non-GAAP Reconciliation

(In millions)
	Three Months Ended				Full Year
	28-Mar-10	27-Jun-10	26-Sep-10	31-Dec-10	2010	2009	2008
Income from continuing operations attributable to Raytheon Company common stockholders	$453	$212	$640	$499	$1,804	$1,936	$1,674
FAS/CAS Adjustment (1)	27	29	34	32	122	(52)	42
UK Border Agency program adjustment (2)	—	274	—	—	284	—	—
Favorable tax settlement	—	—	(170)	—	(170)	—	—
Early debt retirement make-whole provision (1)	—	—	—	47	47	14	—
Acceleration of deferred gains related to terminated interest rate swaps on retired debt (1)	—	—	—	(10)	(10)	(4)	—
Unfavorable impact of pension returns on existing contracts (1)	—	—	—	—	—	—	45

Adjusted Income (3), (4)	$480	$515	$504	$568	$2,077	$1,894	$1,761

Adjusted Operating Margin Non-GAAP Reconciliation
	Three Months Ended				Full Year
	28-Mar-10	27-Jun-10	26-Sep-10	31-Dec-10	2010	2009	2008

Operating Margin	11.7%	5.8%	11.9%	11.7%	10.4%	12.2%	11.3%
Impact of the FAS/CAS Adjustment	0.7%	0.7%	0.8%	0.7%	0.7%	(0.3)%	0.3%
Impact of UK Border Agency program adjustment	— %	5.9%	— %	— %	1.4%	— %	— %
Impact of the Unfavorable impact of pension returns on existing contracts	— %	— %	— %	— %	— %	— %	0.3%

Adjusted Operating Margin (3), (5)	12.4%	12.5%	12.8%	12.4%	12.5%	11.9%	11.9%

*	As previously reported in the Company’s 2010 Annual Report on Form 10-K, beginning in 2011, in order to more clearly show each business’ underlying operational performance, we began treating for management reporting purposes the difference between our postretirement benefits (PRB) expense or income under FAS and our PRB expense under CAS (FAS/CAS PRB Adjustment) consistent with the FAS/CAS Pension Adjustment. The FAS/CAS Adjustment, as shown above, represents the combination of the FAS/CAS Pension Adjustment and FAS/CAS PRB Adjustment. This Pro Forma Non-GAAP financial measures information has been prepared to reflect this change.
(1)	Tax effected at 35% federal statutory tax rate.
(2)	Tax effected at 30.6% blended global rate in Q2 and the UK statutory rate of 28% for full year 2010.
(3)	These amounts are not measures of financial performance under U.S. generally accepted accounting principles (GAAP). They should be considered supplemental to and not a substitute for financial performance in accordance with GAAP and may not be defined and calculated by other companies in the same manner. These amounts exclude the FAS/CAS Adjustment and, from time to time, certain other items. We are providing these measures because management uses them for the purposes of evaluating and forecasting the Company’s financial performance and believes that they provide additional insights into the Company’s underlying business performance. We also believe that they allow investors to benefit from being able to assess our operating performance in the context of how our principal customer, the U.S. Government, allows us to recover pension costs and to better compare our operating performance to others in the industry on that same basis. Amounts may not recalculate directly due to rounding.
(4)	Adjusted Income is income from continuing operations attributable to Raytheon Company common stockholders excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other previously disclosed items as set forth above in the reconciliation.
(5)	Adjusted Operating Margin is defined as total operating margin excluding the margin impact of the FAS/CAS Adjustment and, from time to time, certain other previously disclosed items as set forth above in the reconciliation.

Attachment G

Raytheon Company

Preliminary Return on Invested Capital Non-GAAP Financial Measure

First Quarter 2011

As previously reported in the Company’s 2010 Annual Report on Form 10-K, beginning in 2011, in order to more clearly show each business’ underlying operational performance, we began treating for management reporting purposes the difference between our postretirement benefits (PRB) expense or income under FAS and our PRB expense under CAS (FAS/CAS PRB Adjustment) consistent with the FAS/CAS Pension Adjustment. The FAS/CAS Adjustment, as shown below, represents the combination of the FAS/CAS Pension Adjustment and FAS/CAS PRB Adjustment. This Preliminary Return on Invested Capital Non-GAAP Financial Measure has been prepared to reflect this change.

We define ROIC as income from continuing operations excluding the after-tax effect of the FAS/CAS Adjustment and, from time to time, certain other items, plus after-tax net interest expense plus one-third of operating lease expense after-tax (estimate of interest portion of operating lease expense) divided by average invested capital after capitalizing operating leases (operating lease expense times a multiplier of 8), adding financial guarantees less net investment in Discontinued Operations, and adding back the liability for defined benefit pension plans and postretirement benefit plans, net of tax. 2011 ROIC also excludes from income from continuing operations the $58 million after-tax effect of the UKBA LOC Adjustment. This adjustment is based on the UKBA’s decision to draw down on the previously disclosed letters of credit provided by Raytheon Systems Limited (RSL). The determination of the validity of the drawdown is now a subject of the ongoing arbitration proceedings related to the UKBA program. ROIC is not a measure of financial performance under generally accepted accounting principles (GAAP) and may not be defined and calculated by other companies in the same manner. ROIC should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company uses ROIC as a measure of the efficiency and effectiveness of its use of capital and as an element of management compensation.

Return on Invested Capital

(In millions, except percentages)		2011 Guidance
	2010	Low end of range	High end of range
Income from continuing operations	$1,843
FAS/CAS Adjustment (1)	122
Q2 2010 UK Border Agency program adjustment (2)	284
Q3 2010 favorable tax settlement	(170)	Combined	Combined
Q4 2010 early debt retirement make-whole provision (1)	47
Net interest expense (1)	72
Lease expense (1)	67

Return	$2,265	$2,165	$2,215

Net debt (3)	$(171)
Equity less investment in discontinued operations	9,944
Lease expense x 8, plus financial guarantees	2,890	Combined	Combined
Pension and PRB liability, net of related tax benefit	3,323

Invested capital from continuing operations (4)	$15,986	$16,530	$16,330

ROIC	14.2%	13.1%	13.6%

(1)	Net of tax, calculated utilizing the federal statutory tax rate of 35%
(2)	Net of tax, calculated utilizing the UK statutory tax rate in effect in Q2 2010 of 28%
(3)	Net debt is defined as total debt less cash and cash equivalents and is calculated using a 2-point average
(4)	Calculated using a 2-point average